UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

(619) 544-9177
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Facility

On June 6, 2014, Baja Aqua Farms S.A. de C.V (“Baja”), a subsidiary of Umami Sustainable Seafood, Inc. (“Umami”), entered into an amended credit agreement (the “Amended Credit Facility”), dated as of that date, with AMERRA Capital Management, LLC (“AMERRA”) as administrative agent and the lenders party thereto.

The Amended Credit Facility amends the credit agreement dated as of June 26, 2013, among Umami, Baja, the lenders party thereto and AMERRA as administrative agent (the “Original Credit Facility”), that provided for a $64.0 million secured revolving credit facility. The Original Credit Facility was superseded with the execution of the Amended Credit Facility.

The Amended Credit Facility provides a credit line of up to $75.0 million. Commitments under the Amended Credit Facility will mature on February 28, 2017.

The lenders under the Amended Credit Facility will be secured with a blanket lien, first priority security interest on substantially all of Baja’s assets, as well as a pledge on 50% of the shares in Baja, which were held directly by Umami at execution of the Amended Credit Facility. Umami is a corporate guarantor under the Amended Credit Facility. AMERRA has also been granted the right to appoint one director to Baja’s board of directors, which it can fill at its discretion. As of the date hereof, AMERRA has not filled the seat.

Baja is the borrower under the Amended Credit Facility. Baja expects to have initial borrowings outstanding of approximately $66.9 million under the Amended Credit Facility. The applicable interest rate is LIBOR plus 950 basis points and the applicable commitment fee on undrawn funds is 100 basis points. Interest is payable monthly in arrears. Baja paid upfront fees or original issue discount equal to 3.5% of the Amended Credit Facility. The Amended Credit Facility provides AMERRA with a grant of equity equal to 5.0% of the pre-grant outstanding equity at Baja.

Under the revolver, Baja is required to make payments sufficient to bring the outstanding loan balance to $35 million or less towards the end of Baja’s harvest season in February 2015 and to $26 million or less in February 2016 unless these requirement are waived by the lender at the relevant measurement dates.

The other terms under which amounts outstanding under the Amended Credit Facility may be accelerated did not materially change.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amended Credit Facility

On June 6, 2014, Baja Aqua Farms S.A. de C.V (“Baja”), a subsidiary of Umami Sustainable Seafood, Inc. (“Umami”), entered into an amended credit agreement (the “Amended Credit Facility”), dated as of that date, with AMERRA Capital Management, LLC (“AMERRA”) as administrative agent and the lenders party thereto.

The Amended Credit Facility amends the credit agreement dated as of June 26, 2013, among Umami, Baja, the lenders party thereto and AMERRA as administrative agent (the “Original Credit Facility”), that provided for a $64.0 million secured revolving credit facility. The Original Credit Facility was superseded with the execution of the Amended Credit Facility.

The Amended Credit Facility provides a credit line of up to $75.0 million. Commitments under the Amended Credit Facility will mature on February 28, 2017.

The lenders under the Amended Credit Facility will be secured with a blanket lien, first priority security interest on substantially all of Baja’s assets, as well as a pledge on 50% of the shares in Baja, which were held directly by Umami at execution of the Amended Credit Facility. Umami is a corporate guarantor under the Amended Credit Facility. AMERRA has also been granted the right to appoint one director to Baja’s board of directors, which it can fill at its discretion. As of the date hereof, AMERRA has not filled the seat.

Baja is the borrower under the Amended Credit Facility. Baja expects to have initial borrowings outstanding of approximately $66.9 million under the Amended Credit Facility. The applicable interest rate is LIBOR plus 950 basis points and the applicable commitment fee on undrawn funds is 100 basis points. Interest is payable monthly in arrears. Baja paid upfront fees or original issue discount equal to 3.5% of the Amended Credit Facility. The Amended Credit Facility provides AMERRA with a grant of equity equal to 5.0% of the pre-grant outstanding equity at Baja.

Under the revolver, Baja is required to make payments sufficient to bring the outstanding loan balance to $35 million or less towards the end of Baja’s harvest season in February 2015 and to $26 million or less in February 2016 unless these requirement are waived by the lender at the relevant measurement dates.

The other terms under which amounts outstanding under the Amended Credit Facility may be accelerated did not materially change.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of June, 2014.

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/ Timothy P. Fitzpatrick
Timothy P. Fitzpatrick
Chief Executive Officer